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                                                                    Exhibit 10.2

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                              UNIVERSAL TECHNICAL
                                   INSTITUTE






                                   EXECUTIVE
                                  BENEFIT PLAN






                         UNIVERSAL TECHNICAL INSTITUTE
                             3002 NORTH 27TH AVENUE
                             PHOENIX, ARIZONA 85017






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                         UNIVERSAL TECHNICAL INSTITUTE
                             EXECUTIVE BENEFIT PLAN

                                  PLAN OUTLINE

ELIGIBILITY:

     -    Eligibility will be at the discretion of the president of the Company

     - Eligible executives will be notified, in writing, of their eligibility to participate


PARTICIPATION:

     -    Participants may take their annual bonus in any of the following ways:

          +    In cash, net of the usual withholdings for taxes, etc.; or

          + Participants may contribute all or any part of their annual bonus on a tax-deferred basis into the Plan

     - Category I Participants may request that the Employer invest their deferred bonus into either the Phantom Stock Account* or the Fixed Account* or a combination thereof

     - Category II Participants may request that the Employer invest their deferred bonus into the Phantom Stock Account*, the Variable Account or the Fixed Account* or a combination thereof

     - For deferrals into the Phantom Stock Account during the first Plan year, the Employer will provide a special matching contribution of $.50 for each $1.00 deferred.

          * These terms are explained in the Questions & Answers section of this book.

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-  After the first Plan year, Participant's deferrals into the Phantom Stock
   Account will be matched by the Employer $.30 for each $1.00 deferred.

- The value of the Participant's Phantom Stock Account will be determined by the amount of the Participant's deferred bonuses, the Employer's matches, and the value of the common stock of the Employer determined as of the most recently completed stock valuation report prior to the date of payment or In-Service Distribution

- Participant's deferrals into the Variable Account will be matched by the Employer $.30 for each $1.00 deferred.

- Participant's deferrals into the Fixed Account will be matched by the Employer $.15 for each $1.00 deferred.

- The value of the Participant's Fixed Account will be determined by the amount of the Participant's deferred bonuses, the Employer's matches, and the interest rate credited to that account.

- The amount of the Employer's match for the Phantom Stock Account and Fixed Account will be announced at the beginning of each Plan Year and may vary substantially from year to year.

- The interest rate to be credited on the Fixed Account will be announced yearly, prior to the commencement of each new Plan Year

- Participant deferral elections must be made prior to February 28th for the first Plan Year. Thereafter, Participant deferral elections must be made by December 31st prior to the beginning of each Plan Year and are irrevocable once made for that Plan Year.



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   -  Once per year, Participants will be permitted to transfer all or part of the balance of their Fixed Account to the Phantom Stock Account as of the beginning of the next Plan Year

   - Once a Participant has attained the age of 60, a transfer of all or part of their Phantom Stock Account to the Fixed Account will be permitted once per year as of the beginning of the next Plan Year

   - Once a Participant has attained the age of 60, a transfer of all or part of their Variable Account to the Fixed Account will be permitted once per year as of the beginning of the next Plan Year

   - Retirement, disability and termination of service benefits will be determined based on the value of the Participant's Phantom Stock Account and/or Fixed Account at the time benefits are due to be paid

   -  All Participant deferrals and Employer matches are always 100% vested

BENEFIT PAYMENTS:

   - Retirement - benefit will be paid annually for a period of ten (10) years and will commence as soon as administratively feasible following retirement

   - Death Pre-Retirement - benefit will be paid in a lump sum as soon as administratively feasible following the death of the participant

   - Death Post-Retirement - the remaining retirement benefit payments will be paid directly to the participant's beneficiary(ies)

   - Disability - benefit will be paid annually for a period of ten (10) years and will commence as soon as administratively feasible after a six (6) month period following the date of total and permanent disability

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   -  Termination of Employment (for any reason other than death, retirement or disability) - benefit will be paid annually for a period of ten (10) years and will commence as soon as administratively feasible following the two year anniversary of the participant's date of termination

   - The Employer may, in its sole discretion, accelerate the payment of any benefits

   - In-Service Distributions of amounts elected by the Participant (not exceeding ten percent (10%) of the Participant's account balance at the time of distribution) will be made on the date elected by the Participant

MISCELLANEOUS:

   -  The Plan effective date is March 1, 1997

   -  The Plan Year is March 1st through February 28th

   -  Normal Retirement Age is attainment of age 65

   -  Benefits will be held in a specialized Trust
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                             LIFE INSURANCE BENEFIT

In addition to your participation in the Executive Benefit Plan, Universal Technical Institute is pleased to provide you with $300,000 of life insurance coverage, if you are insurable. This benefit shall be in addition to your account balance under the Executive Benefit Plan. You will be notified by Universal Technical Institute if you are approved for the coverage and when it becomes effective. Please be aware that until you are notified, you do not have this insurance coverage.

An amount equal to the PS-58 cost (a nominal dollar amount which represents the economic benefit you receive annually from being insured) will be included in your taxable income each year. UTI will, however, increase your compensation in an amount sufficient to pay the income tax on this additional income each year. A 40% combined federal and state income tax bracket will be assumed for this purpose. Including the current cost of this insurance coverage in your current income allows your beneficiaries to receive this survivor benefit (the insurance proceeds) income tax-free. Your tax advisor can provide you with more information on this topic.

You will have no current ownership interest in this life insurance policy nor will you have the ability to take it with you if you should terminate employment.

                         UNIVERSAL TECHNICAL INSTITUTE
                             EXECUTIVE BENEFIT PLAN


                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

     1.1 Establishment. Effective as of March 1, 1997, LINCOLN TECHNICAL INSTITUTE OF ARIZONA, INC. d.b.a. UNIVERSAL TECHNICAL INSTITUTE (hereinafter known as the "Company") hereby establishes a Executive Benefit Plan (the "Plan") for the benefit of eligible key executives, managers and highly compensated employees (hereinafter collectively known as "Employee," "Participant," or "Executive" as the context may require).

     1.2 Purpose. The objective and purpose of the Plan is to attract and retain competent executives, managers and highly compensated employees, by offering flexible compensation opportunities to such individuals and to provide them an opportunity to build an estate or supplement income for use after retirement.

     1.3 Application of Plan. The Plan shall be applicable only with respect to eligible executives, managers and highly compensated employees. This Plan is intended to be an unfunded plan maintained by the Company primarily to provide deferred compensation for select management or highly compensated employees. As such, and to such extent, the Plan shall be exempt from the participation and funding requirements of Parts 2 and 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be subject to the limited reporting and disclosure requirements (under Part 1 of Title I of ERISA) applicable to such plans.

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below unless otherwise expressly provided:

     (a) "Accounts" means the record keeping accounts which are maintained under the name of the Participant to account for any Deferred Compensation Amounts, Company Matches and Earnings thereupon, which may be credited from time to time.

          The Participants' Accounts shall include the following sub-accounts:

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     i) Phantom Stock Account - a separate sub-account maintained to account for the Participant's Deferred Compensation Amounts allocated to the Phantom Stock Account, plus Company Matches, and any increases or decreases due to the Valuation of Company Stock.

     ii) Fixed Account - a separate sub-account maintained to account for the Participant's Deferred Compensation Amounts allocated to the Fixed Account, plus Company Matches, plus Earnings credited thereon.

     iii) Variable Account - a separate sub-account maintained to account for the Participant's Deferred Compensation Amounts allocated to the Variable Account, plus any Company Matches, and any increases or decreases resulting from Earnings thereon.

(b) "Beneficiary" means the person, persons or trust designated by the Participant as a beneficiary under the terms of Section 10.1. Whenever the rights of the Participant are stated or limited herein, the rights of his or her beneficiaries shall also be as stated or limited by this Plan.

(c) "Bonus" means any management incentive or other bonus award which the Employee may become eligible to receive from the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) "Company" means LINCOLN TECHNICAL INSTITUTE OF ARIZONA, INC. d.b.a. UNIVERSAL TECHNICAL INSTITUTE and any successors thereto.

(f) "Company Matches" means the matches made by the Company on behalf of the Participant and credited to his Accounts by the Company pursuant to Section 4.1.

(g) "Deferred Compensation Amounts" means the portion of the Participant's Bonuses which the Participant elects to defer pursuant to Article IV hereof.

(h) "Deferral Amounts" means deferred Bonus amounts.

(i) "Deferral Election" means an election by the Employee to defer part or all of his Bonuses pursuant to Article IV.



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(j) "Earnings" means the stated rate of interest credited to the Participant's
    Fixed Account, as provided in Section 6.4, and the variable return credited to the Participant's Variable Account, as provided in Section 6.5 hereof.

(k) "Eligible Employees" means the "Employee" of the Company who is designated for participation in the Plan by the President of the Company. Once so designated, an individual shall remain an Eligible Employee until such status is terminated by the President of the Company, or until such individual is no longer an "Employee" as defined herein. All determinations as to the status of an Employee as an Eligible Employee shall be made by the President of the Company in his sole and absolute discretion, and shall be final and binding upon all parties.

(l) "Employee" means a key employee of the Company, who is a member of a select group of management or highly compensated employees.

(m) "Participant" means the Employee who (i) is covered by a current, effective Participation Agreement & Deferral Election, or (ii) has a balance credited to his Account hereunder. If the Participant is not, at any relevant time, an Eligible Employee or covered by a current Participation Agreement & Deferral Election, he shall be referred to as an "Inactive Participant".

(n) "Plan" means the UNIVERSAL TECHNICAL INSTITUTE EXECUTIVE BENEFIT PLAN as set forth herein, and as it may be amended from time to time.

(o) "Plan Year" means the 12 month period beginning each March 1 and ending on the following last day of February.

(p) "Retirement Age" means the attainment of age 65.

(q) "Termination of Service" means severance of all categories of Executive's employment with the Company for any cause which occurs prior to retirement other than by death or disability.

(r) "Total and Permanent Disability" means the mental or physical inability of Executive to perform his normal job with the Company, as evidenced by the decision of the insurance company chosen by the Company to provide disability insurance coverage for the Executive's benefit. The insurance company's decision shall be binding and conclusive on both the Company and the Executive. If there is no insurance company providing current

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         disability insurance for the Executive's benefit at the time of his disability, the determination of whether the Executive is totally disabled shall be evidenced by the certificate of a physician satisfactory to both the Company and the Executive, certifying such inability and certifying that such condition is likely to be permanent. If a physician satisfactory to both the Company and the Executive cannot be found, then Total and Permanent Disability shall mean qualifying for disability benefits under Social Security (FICA), provided Executive is still so disabled at the end of six (6) months after qualifying.

         (s) "Trust" means the U.T.I. TAX DEFERRED TRUST (referred to herein as the "Tax Deferred Trust") established pursuant to Article VIII hereof for the purpose of holding the Company Matches and amounts deferred by the Participants until the dates specified for the payment of such deferred amounts to the Participants, and as otherwise specified in the Trust.

         (t) "Valuation Date" means the last day of February.

         (u) "Valuation of Company Stock" means the value of the common stock of the Company, determined by the most recently completed stock valuation report prior to the date of compensation deferral or distribution.

         2.2 Gender and Number; Severability. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

                                  ARTICLE III
                                 PARTICIPATION

         3.1 Eligibility. The President of the Company shall designate and communicate in writing to the Plan Administrator before December 1 of each year, Employees who shall become eligible Employees. The Plan Administrator shall provide each such newly designated Eligible Employee with notice of his or her status as an Eligible Employee, so as to permit the Eligible Employee the opportunity to make the elections provided for under Article IV. Such notice shall be given in such manner as the Plan Administrator may determine from time to time, and shall advise the Eligible Employee of the time and manner for filing his or her elections. Each Eligible Employee shall be eligible to participate in all features of the Plan. For the initial Plan Year such notices shall be given as soon as possible to the initial Eligible Employees.

     3.2  Participation.

     (a) In General. The Eligible Employee shall become a Participant in this Plan as of the first day of the Plan Year immediately following the Plan Year during which the Plan Administrator receives his or her Participation Agreement & Deferral Election. If the Employee is eligible to participate in the Plan for the initial Plan Year, he or she shall make their Participation Agreement & Deferral Elections no later than February 28, 1997 for the initial Plan Year.

     (b) Cessation of Status as Eligible Employee. If the Employee with a Participation Agreement & Deferral Election in effect for a particular Plan Year ceases to be an Eligible Employee, his or her Deferral Election with respect to a Deferred Bonus Amount shall terminate effective as of the first day on which he or she no longer qualifies to make a Deferral Election with respect to a subsequent Plan Year; provided that any amounts credited to such individual's Accounts under any such Deferral Election prior to its discontinuance shall continue to be governed by such Deferral Election and the terms of this Plan.


                                   ARTICLE IV
                                    DEFERRAL

     4.1 Company Matches. The Company shall make Company Matches to be credited to each Participant's Accounts for the initial Plan Year as set forth on the attached Schedule "A", which is incorporated herein by this reference. The Company may elect, to make Company Matches for subsequent Plan Years to be credited to Participant's Deferred Compensation Amounts. Whether such Company Matches are made and the amount of such matches for the Participant shall be determined in the sole discretion of the Company's President and will be announced prior to the commencement of each Plan Year. Company Matches shall vest pursuant to Section 6.7 hereof.

     4.2 Deferred Bonuses. The Eligible Employee may elect to defer all or any portion of his or her Bonus which he or she may be entitled to receive from the Company. The amount to be so deferred shall be specified as a dollar amount or a


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
percentage, or a combination thereof, not in excess of the total amount of the Participant's Bonus, to be withheld from his or her paycheck in the payroll period during which the Bonus would otherwise have been payable.

     4.3  Deferral Elections: Manner and Form.

     (a) In General. To make a Deferral Election for any Plan Year, the Eligible Employee must file a Participation Agreement & Deferral Election form with the Plan Administrator on or prior to December 31 of the Plan Year preceding the Plan Year for which the election is made, subject to Section 4.3(b). Each such election shall be made with respect to a specific Plan Year and all payroll periods or payment dates applicable to such individual which begin within such Plan Year. An election filed for a Plan Year shall be applicable for such Plan Year and remain in effect until a new Participation Agreement & Deferral Election form is filed with the Plan Administrator, unless the individual ceases to be an Eligible Employee, in which case the Deferral Election shall terminate in accordance with Section 3.2(b)

     (b) Treatment of New Eligible Employees. If the Eligible Employee first becomes eligible to make a Participation Agreement & Deferral Election after the first day of a Plan Year, such individual may make a Participation Agreement & Deferred Compensation Election with respect to Bonuses payable during the remaining Plan Year. To make such election, the individual must file the appropriate Participation Agreement & Deferral Election form with the Plan Administrator no later than 30 days after the date on which he or she became eligible to make a Deferral Election, and such election shall be effective for Bonuses occurring after the date he files such form and beginning within the subject Plan Year. A Participation Agreement & Deferral Election as described in this Section 4.3(b) shall become irrevocable when the appropriate form is filed with the Plan Administrator.

     (c) Deferral Elections: Amounts. Deferral Elections shall be made on such forms as are prescribed by the Plan Administrator. Each such election form shall specify the nature of the Deferral Amount (by a dollar amount, percentage, or combination thereof), the designated date of in-service distribution, if any (at least two (2) years following the deferral date), and the Beneficiary or Beneficiaries to receive any death benefit applicable to the subject amount, as provided in Section
          10.1. Except as otherwise provided in this Article IV, all Deferral Elections shall become irrevocable

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          December 31 prior to commencement of the subject Plan Year. The
          Eligible Employee may change or revoke his or her Participation Agreement & Deferral Election at any time prior to December 31 of the Plan Year preceding the Plan Year of deferral. Only an Eligible Employee may file a Participation Agreement & Deferral Election form and an Inactive Participant is not eligible to file such forms.

     (d) Deferral Elections: Rate of Return. Rate of return elections shall be made by Participants on such forms as are prescribed by the Plan Administrator. Those Participants listed as Category I Employees on Schedule "B" to this Plan shall be eligible to specify either the Phantom Stock Account or the Fixed Account, or a combination thereof, as a requested rate of return. Those Participants listed as Category II Employees on Schedule "B" to this Plan shall be eligible to specify the Phantom Stock Account, the Fixed Account, or the Variable Account, or a combination thereof, as a requested rate of return. The Participant may request a transfer of all or part of the balance of his Fixed Account into the Phantom Stock Account once per year, effective at the beginning of the next following Plan Year. Transfers from the Phantom Stock Account into the Fixed Account will not be permitted until the Participant has attained the age of sixty (60), at which time the Participant may request transfer of all or part of the balance of his Phantom Stock Account into the Fixed Account once per year, effective at the beginning of the next following Plan Year. Transfers from the Variable Account into the Fixed Account will not be permitted until the Participant has attained the age of sixty (60), at which time the Participant may request transfer of all or part of the balance of his Variable Account into the Fixed Account once per year, effective at the beginning of the next following Plan Year.

                                   ARTICLE V
                              PAYMENT OF BENEFITS

     5.1 Time and Manner of Distribution. The Participant's Accounts shall be payable to the Participant in equal annual installments over a period of ten
(10) years. The first annual installment shall be made no later than January 1 of the calendar year following the Participant's Termination of Service and each successive annual installment shall be paid on the anniversaries of the first payment date. The Company, however, has the right at any time to accelerate the payments or to make a single lump-sum payment to the Participant. From the date of Termination of Service the outstanding principal amount not received by the Participant shall continue to be credited with the fixed interest


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rate for the Fixed Account, as determined from time to time by the Company pursuant to Section 6.4.

     5.2 Pre-Retirement Death Benefits. In the event of a Participant's death prior to Retirement, the Participant's Beneficiary(ies) will be paid a lump sum equal to the Participant's Accounts as of the date of death. From the date of death, the outstanding principal amount of the Participant's Accounts will be credited with the fixed interest rate for the Fixed Account, as determined from time to time by the Company pursuant to Section 6.4, through the date of payment to the Participant's Beneficiary(ies). This payment will be made as soon as administratively feasible following the Company's receipt of written notification of the Participant's death and shall constitute the entire entitlement of Participant's Beneficiary(ies) under this Plan. In the absence of a valid beneficiary designation by the Participant, or if the designated Beneficiary(ies) predecease the Participant, the unpaid amounts shall be paid to the Participant's estate.

     5.3 Post-Retirement Death Benefit. In the event of the Participant's death after Retirement, the Participant's Beneficiary(ies) shall receive the remaining annual installments due the Participant, on the dates said payments would have been paid to the Participant pursuant to Section 5.1.

     5.4 Total and Permanent Disability. In the event the Participant suffers Total and Permanent Disability, after a waiting period of six (6) months from the date of certification of Total and Permanent Disability, he or she shall receive the amount of his Participant Accounts (balance computed as of the end of the waiting period) payable over a period of ten (10) years, in accordance with Section 5.1 above, except that payments shall commence as soon as administratively feasible following the expiration of the six month waiting period.

     5.5 Termination of Employment. In the event the Participant terminates his or her employment with the Company prior to retirement or disability, the Participant shall receive the balance of their Participant's Accounts, computed as of the date of termination, payable in equal annual installments over a period of ten (10) years, commencing as soon as administratively feasible following the second anniversary of the date of the Participant's termination of employment.

     5.6 Legal Disability. If a person entitled to any payment shall be under a legal disability, or in the sole judgment of the Plan Administrator shall otherwise be unable to apply such payment to his or her own interest and advantage, the Plan Administrator, in the exercise of its discretion, may direct the Company to make such payment in any one or more of the following ways:


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
     (a)  Directly to such person;

     (b)  to his or her legal guardian or conservator; or

     (c)  to his or her spouse or to any person charged with his or her support;

to be expended for his or her benefit. The decision of the Plan Administrator shall in each case be final and binding upon all persons in interest. Any such payment shall completely discharge the obligations of the Plan Administrator and the Company with regard to such payment.

     5.7 In-Service Withdrawal from Participant Account. The Participant may elect to make an in-service withdrawal of a portion of the amounts credited to his or her Participant Accounts by including the proper election of in-service withdrawals on his or her initial Participation Agreement & Deferral Election form. The amount of an in-service withdrawal in any one year cannot exceed ten percent (10%) of the balance of the Participant's Accounts at the time of distribution without the prior consent of the Company. The Participant may elect to postpone payment of any scheduled in-service withdrawal by giving written notice of such election to the Plan Administrator no later than the December 31 which is at least eighteen (18) months prior to the date when such withdrawal is to be made. The postponed withdrawal shall then be payable on such later date as may be designated by the Participant on his or her written notice of election to postpone payment. Such in-service withdrawal shall be paid in the form of a lump sum; provided, however, that if the Participant is married on the date of the withdrawal, his or her spouse must consent to such withdrawal on forms provided by the Plan Administrator.

     5.8 Withholding of Taxes. The Company shall have the right to deduct from all payments made under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payments, unless the Company and the Participant shall make other mutually acceptable arrangements for the payment of applicable taxes.

                                   ARTICLE VI
                        ACCOUNTING FOR DEFERRAL AMOUNTS

     6.1 Participant Accounts. The Plan Administrator shall maintain, or cause to be maintained, bookkeeping Accounts for the Participant for the purpose of accounting for the Participant's beneficial interest under the Plan. The establishment and maintenance of separate Accounts for the Participant shall not be construed as giving any person an interest in the assets of the Company or a right to payment other than as provided hereunder. Benefits hereunder shall constitute an unsecured general obligation of the

Company, but the Company may create reserves or funds and/or provide for amounts to be held in trust on the Company's behalf in order to facilitate payment. The Plan Administrator shall maintain, or cause to be maintained, such other accounts, sub-accounts, records or books as it deems necessary to properly provide for the maintenance of Accounts under the Plan, and to carry out the intent and purposes of the Plan.

     6.2 Adjustment of Accounts; Account Balances. The Participant's Accounts shall be adjusted to reflect all amounts credited to his Accounts, all Company Matches credited to his Accounts, Earnings, interest (if applicable), changes in the value of the Company common stock (if applicable), and all benefit payments charged to his Accounts.

     6.3 Rate of Return; Phantom Stock Account. The Category I or II Participant may request that a portion or all of his Deferral Amounts in this Plan receive a rate of return as though the Deferral Amounts had been invested in the common stock of the Company. The Participant's Deferral Amounts will be credited to his Phantom Stock Account as an equivalent number of shares of phantom stock of the Company as of the date on which the amount which is being deferred would have become payable to the Participant in the absence of the subject Deferral Election. For purposes of computing the number of phantom stock units to be credited to the Participant's Phantom Stock Account, the most recently completed Stock Valuation Report as of the Valuation Date immediately preceding the date of deferral will be utilized. Although the rate of return for the Phantom Stock Account is measured with reference to the value of the common stock of the Company, such measurement is solely for purposes of computing benefits payable under this Plan and the Participant will not receive any actual stock, nor will he be entitled to any voting rights or to receive any dividends. Increases or decreases in the value of the Company common stock will be reflected in the balance of the Participant's Phantom Stock Account as soon as administratively feasible following the completion of the annual Stock Valuation Report. Charges to the Participant's Phantom Stock Account to reflect benefit payments under the Plan will be made as of the date of any such payment, measured with reference to the value of the common stock of the Company as of the Valuation Date immediately preceding the date of benefit payment.

     6.4 Rate of Return; Fixed Account. A Category I or II Participant may request that a portion or all of his Deferral Accounts in this Plan receive a fixed rate of return as established by the Company. Prior to the start of each Plan Year, the Company will announce the fixed rate of return that will be credited on this account for the following Plan Year. Earnings on balances credited to the Participant's Fixed Account will be credited to that Account as soon as administratively feasible following the completion of the Plan Year. Charges to the Participant's Fixed Account to reflect benefit payments under the Plan will be made as of the date of any such payment.


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
     6.5 Rate of Return; Variable account. A Category II Participant may request a portion or all of his Deferral Accounts in this Plan receive a variable rate of return as established by the Company. In the event and to the extent that the Company elects to acquire, directly or through a trust or other funding vehicle, stocks, bonds, mutual funds, or any other investments to assist the Company in its funding obligations under this Plan, the Variable Account shall be credited hereunder with the actual rate of return of those funding vehicles.

     6.6 Nature of Account Entries. The establishment and maintenance of Participants' Accounts shall be merely bookkeeping entries and shall not be construed as giving any person an interest in the assets or stock of the Company. Benefits hereunder shall constitute an unsecured general obligation of the Company, but the Company may create reserves, funds and/or provide for amounts to be held in trust on the Company's behalf under the Tax Deferred Trust.

     6.7 Vesting of Participant Accounts. The Participant shall have a fully vested and nonforfeitable beneficial interest in the outstanding balance of his Accounts as of any relevant date, subject to changes in the value of the common stock of the Company if the Participant has a Phantom Stock Account and changes in the cash value of investments if the Participant has a Variable Account, and the conditions and limitations on the payment of amounts credited to such Accounts as provided in the Plan.

     6.7 Account Statements. The Plan Administrator shall provide the Participant with a statement of the status of his Accounts under the Plan. The Plan Administrator shall provide such a statement annually, approximately 60 days after completion of the annual Stock Valuation Report, or as soon as administratively feasible Such statement shall be in the format as prescribed by the Plan Administrator.

                                  ARTICLE VII
                           ADMINISTRATION OF THE PLAN

     7.1 Administration. The Plan shall be administered by the Plan Administrator, consisting of an Executive Committee appointed by the President of the Company. The Plan Administrator shall have that authority which is expressly stated in the Plan as vested in the Plan Administrator, and authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

     7.2 Rules: Claims for Benefits. The Plan Administrator shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary and appropriate. In the event that the Participant or a Beneficiary claims any right hereunder, he or she must complete and submit such claim forms and supporting documentation as shall be required in the sole discretion of the Plan Administrator. Any employee or other person claiming benefits, eligibility, participation or any other right or interest under this Plan may file a written claim setting forth the basis of the claim with the Plan Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim. A written notice of the disposition of any such claim shall be furnished to the claimant within ninety (90) days after the claim is filed with the Plan Administrator. Such notice shall refer, if appropriate, to pertinent provisions of the Plan, shall set forth in writing the reasons for denial of the claim if a claim is denied (including references to any pertinent provisions of the Plan), and where appropriate, shall explain how the claimant can perfect the claim. If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety (90) days after receiving the written notice of the Plan Administrator's disposition of the claim, the claimant may request in writing, and shall be entitled to, one
(1) review meeting with the Plan Administrator to present reasons why the claim should be allowed; provided, however, that if a benefit claimed is explicitly excluded by the terms of the Plan, a review will not be provided. The claimant shall be entitled to be represented by counsel at this review meeting. The claimant may also submit a written statement of his claim and the reasons for requesting a review of the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Plan Administrator. If the claimant does not request a review meeting within ninety (90) days after receiving written notice of the Plan Administrator's disposition of the claim, the claimant shall be deemed to have accepted the Plan Administrator's written disposition, unless the claimant shall be deemed to have accepted the Plan Administrator's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within such period. A decision on review of the claim by the Plan Administrator shall be made within sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Plan Administrator shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty
(120) days after submission for review, it shall be deemed to be denied. The Plan Administrator shall have the right to request and receive from a claimant such additional information, documents or other evidence as the Plan Administrator may reasonably require. To the extent permitted by law, a decision on review by the Plan Administrator shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Article VII shall be a mandatory precondition that must be complied with prior to the commencement of a legal or equitable action by a person claiming rights under the Plan. The Plan Administrator may, in its sole and absolute discretion, waive these procedures as a mandatory condition to such action. In no event shall the claims procedure set forth in this Article VII be applied to circumvent or have the effect of modifying either the manner of payment or the time of commencement of payment under the terms of the Plan.

     7.3 Finality of Determinations. All determinations of the Plan Administrator as to any matter arising under the Plan, including questions of construction and interpretation shall be final, binding and conclusive upon all interested parties.

     7.4 Indemnification. To the extent permitted by law and the Company's bylaws, the Plan Administrator, its agents, and the officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or may be reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding.

                                  ARTICLE VIII
                                    FUNDING

     8.1 Funding. It is intended that the Company is under a contractual obligation to make the payments from the Participant's Accounts when due, to the extent of the amounts accumulated in the Trust. All amounts paid under the Plan shall be paid in cash from the general assets of the Company and shall at all times be subject to the claims of its creditors. Benefits hereunder and Earnings (where applicable) shall be reflected on the accounting records of the Company, as provided for under the Plan, but such records shall not be construed to create, in the Participant, any right, title or interest whatsoever in or to any Company common stock, investment reserves, trust accounts, or funds that the Company may purchase establish or accumulate to aid in providing the benefit payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and the Participant or any other person. With respect to assets held by the Tax Deferred Trust, the Participant and Beneficiaries shall not acquire any interest under the Plan greater than that of unsecured general creditor of the Company.

                                   ARTICLE IX
                         AMENDMENT; TERMINATION; MERGER

     9.1 Amendment and Termination. The President of the Company, or the Plan Administrator acting on behalf of the President, may amend, modify or terminate the Plan at any time and in any manner, but may not reduce the amounts credited to the Participant's Accounts (except as those amounts in a Participant's Phantom Stock Account are valued by reference to the value of the Company common stock or those amounts in the Variable Account vary in cash value) nor postpone the time of payment thereunder as of the time of such amendment, modification or termination. In the event of a termination of this Plan, no further Deferral Elections may be made under the Plan, and amounts which are then payable, or which become payable under the terms of the Plan, shall be paid as scheduled in accordance with the provisions of the Plan.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1 Beneficiary Designation. The Participant shall designate a Beneficiary or Beneficiaries who, upon his or her death, are to receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Plan Administrator for such purpose, and any such designation shall only be effective if and when delivered to the Plan Administrator during the lifetime of the Participant. A Participant may from time to time during his lifetime change a designated Beneficiary or Beneficiaries by filing a new Beneficiary designation form with the Plan Administrator. In the event a designated Beneficiary of the Participant predeceases the Participant, the designation of such Beneficiary shall be void. If a designated Beneficiary dies after the Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be paid to such Beneficiary's estate, unless the Participant had designated on the applicable Beneficiary designation form payment to a contingent Beneficiary. In the event a Participant shall fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payment, or if for any reason such designation shall be ineffective, in whole or in part, any payment that otherwise would have been paid to the Participant shall be paid to his estate, and in such event, his estate shall be his Beneficiary with respect to such payment.

     10.2 Effect on Other Plans. Deferral Amounts shall not be considered as part of the Participant's compensation for the purpose of any savings or pension plan maintained by the Company, but such amounts shall be taken into account under all other employee benefit plans maintained by the Company in the year in which such amounts would have been payable in the absence of a Deferral Election; provided, however, that such amounts shall not be taken into account to the extent the inclusion thereof would jeopardize the tax-qualified status of the plan to which they relate.

     10.3 Nontransferability. No right or interest of the Participant in the Plan shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of the Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. Notwithstanding the foregoing, upon receipt of a copy of a decree from a court of competent jurisdiction which finally declares the Participant's spouse as having property rights to a portion of the amounts credited to the Participant's Account, the Plan Administrator shall segregate such portion from the Participant's Account and hold that portion for the benefit of the spouse. For purposes of crediting Earnings on and determining the timing of the distribution of such segregated amounts, such segregated amounts shall be treated as if they had remained part of the Participant's Account. In receiving payment of such amount, and in designating Beneficiaries, the spouse shall be treated as if they had remained part of the Participant's Account. In receiving payment of such amount, and in designating Beneficiaries, the spouse shall be treated as if she was a Participant; provided, however, that the spouse shall not be treated as if she was a Participant; provided however, that the spouse shall not be entitled to begin receiving payments hereunder before the earliest date that the Participant could have recovered payments under this Plan.

     10.4 Plan Not an Employment Contract. The Plan is not an employment contract. It does not give to the right to be continued in employment, and the Executive remains subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

     10.5 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Arizona, except to the extent such laws are preempted by any applicable Federal law.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 1st day of March, 1997, by its authorized representative.

                                      LINCOLN TECHNICAL INSTITUTE OF ARIZONA,
                                      INC., d.b.a. UNIVERSAL TECHNICAL INSTITUTE



                                      By:  /s/ Robert Hartman
                                         ---------------------------------------
                                         Robert Hartman, President

                                  SCHEDULE "A"

                                COMPANY MATCHES

                         UNIVERSAL TECHNICAL INSTITUTE

                          Phantom Stock
                             Account                Fixed Account             Variable Account
                          -------------             -------------             ---------------
Initial Plan Year:
3/1/97-2/29/98              $.50 for each           $.15 for each              $.30 for each
                            $1.00 deferred          $1.00 deferred             $1.00 deferred

Subsequent Plan Years:      As determined           As determined              As determined
                            by President            by President               by President

                                  SCHEDULE "B"

                                  PARTICIPANTS

                         UNIVERSAL TECHNICAL INSTITUTE

CATEGORY I PARTICIPANTS:

Joseph Cutler
Phillip Christner
Jeanine Linsenmeyer
Jim Gleeson
Sharon Morrison
Jeffrey Muecke
Thomas Nelmark
Kimberly Riordan
Randall Smith
Sherrell Smith
Roger Speer
Randall Whitman


CATEGORY II PARTICIPANTS:

Robert Hartman

                          U. T. I. TAX-DEFERRED TRUST

     TRUST AGREEMENT (the "Trust"), dated as of February 24, 1997, by and between LINCOLN TECHNICAL INSTITUTE OF ARIZONA, INC. d.b.a. UNIVERSAL TECHNICAL INSTITUTE (hereinafter referred to as the "Company"), and ROBERT HARTMAN, KIM RIORDAN and SHARON MORRISON (hereinafter collectively referred to as "Trustee").

     WHEREAS, the Company has established the Universal Technical Institute Executive Benefit Plan (herein the "Plan") to provide benefits for certain officers and executives of the Company (the "Executives");

     WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured and the Company has agreed to assure that the future payment of such amounts will not be improperly withheld under certain circumstances;

     WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to deposit with the Trustee for the benefit of the Executives, subject only to the claims of the Company's creditors as provided herein, amounts of cash sufficient to make such payments as they may become due and payable; and

     WHEREAS, this Trust in intended to be a grantor trust within the meaning of
Section 671 of the Internal Revenue Code of 1986, as amended, and all income, deductions and credits of the Trust shall belong to the Company for income tax purposes as the owner of the Trust Corpus and will be included on the Company's income tax return;

     NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                    THE PLAN

     SECTION 1.01 Acceptance of Trust. The Trustee hereby accepts this Trust as evidenced by the Trustee's execution of this Trust Agreement. This Trust shall be known as the "U. T. I. Tax-Deferred Trust". The Company hereby represents and warrants that it has full power, authority and capacity to execute and deliver this Trust Agreement and perform its obligations hereunder and that this Trust Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally.

     SECTION 1.02 The Plan. The Universal Technical Institute Executive Benefit Plan, a copy of which is attached as Exhibit "A", and related Participation Agreement & Deferral Elections are subject to the Trust.

     Attached as Schedule 1 is a list of names and mailing addresses of Executives who have vested benefits in the Executive Benefit Plan. The Company will revise the Executive Lists from time to time to reflect changes in the identity of Executives participating in the Plans.

     The Company shall only be liable to the Executives to make all payments required under the terms of the Plan to the extent such payments may be made pursuant to this Trust. Distributions made from the Trust to or for Executives in respect of the Plan pursuant to Section 3.01 hereof, shall, completely and conclusively satisfy the Company's obligation to pay benefits to such Executive under the Plan.

                                   ARTICLE II
                           TRUST AND THE TRUST CORPUS

     SECTION 2.01 Definitions and Construction. Unless the context of this Trust clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan. Where appearing in this Trust, the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and vice versa. The headings in this Trust are used for the convenience of reference only and are to be ignored in any constructions of the provisions hereof.

     SECTION 2.02 Contributions to the Trust. The Company hereby establishes with the Trustee a trust, pursuant to the Plan, in which may be deposited such sums of money as shall from time to time be paid or delivered to or deposited with the Trustee by or with the approval of the Company in accordance with the terms of the Plan. Neither the Trustee nor any Plan participant or beneficiary shall have the right to compel such deposits. All such sums of money, all investments and reinvestments thereof, and all earnings, appreciation and additions allocable thereto, less losses, depreciation and expenses allocable thereto and any payments made therefrom as authorized under the Plan or this Agreement shall constitute the "Trust Corpus". The Trust Corpus shall be held, managed and administered by the Trustee, in trust, and dealt in accordance with the provisions of this Trust and in accordance with any funding policy or guidelines established under the Plan that are communicated in writing to the Trustee. The Trustee shall not be responsible for the calculation or collection of any contribution under or required by the Plan, but shall be responsible only for funds and property received by the

                                       2.

Trustee pursuant to this Trust Agreement. All remittances of funds by the Company to the Trustee shall be made either by check or by wire transfer pursuant to instructions received from the Trustee. The Trustee shall hold, administer and invest the Trust Corpus and all sums paid to the Trustee in accordance with the provisions of this Trust Agreement, provided, however, that the Trustee shall not invest the Trust Corpus in the stock of the Company. All income, deductions, and credits of the Trust Corpus shall belong to the Company for income tax purposes as the owner of the Trust Corpus and will be included in the Company's income tax returns.

     SECTION 2.03 Accounts. The Company intends to have an individual account established for each Executive designed to assist in funding the Company's legal liability under the Plan with respect to the Executive for whom such account has been established, and to have the balance of funds, if any, credited to all such accounts revert to the Company after the legal liabilities of the Company to the Participant for benefits under the Plan have been met.

     SECTION 2.04 Insurance Contracts. As directed by the Company or its delegate, the Trustee shall execute the application for any insurance contract to be applied for in such form as the Company shall deem appropriate. The Trustee shall be the absolute owner and beneficiary of all contracts which shall be held as part of the Trust Corpus. The Trustee shall pay from the Trust Corpus premiums, assessments, dues, charges and interest to acquire or maintain any contracts held in the Trust. For such purposes the Trustee may use any money held by the Trustee as part of the Trust Corpus. If the cash available in the Trust is not sufficient to pay all of the sums with respect to such contracts, the Trustee shall immediately notify the Company of the amount of the deficiency; and the Trustee shall be under no duty or obligation to make any such payments unless and until the Trustee shall be in receipt of a Company contribution. As directed by the Company, the Trustee shall, without the consent of any other person, collect and receive all dividends or other payments of any kind payable with respect to, under, or arising out of, any insurance contracts held in the Trust or shall leave the same with the issuing insurance company. As directed by the Company the Trustee shall have the power to convert from one form of contract to any other form of contract; to designate any mode of settlement of the proceeds of any contract held in the Trust; to borrow sums of money from the issuing insurance company upon any contract or contracts issued by it and held in the Trust; to agree with the insurance company issuing any contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any contracts held in the Trust or that are granted by the terms of any such contracts or of this Trust Agreement. Any such direction from the Company shall be binding upon the Trustee and the Trustee shall be under no duty to question any such direction of the Company or to review any contracts or other property acquired or held pursuant to the Company's directions or to make any suggestions to the Company in connection therewith; and the Trustee shall as promptly as possible comply with any directions given by the Company hereunder. The Trustee shall not be liable, to the extent permitted by law, for compliance with any such directions. All directions of the Company to the Trustee shall be in writing signed by an individual it shall authorize in writing so to act.

                                  ARTICLE III
                          RELEASE OF THE TRUST CORPUS

     SECTION 3.01  Payments from the Trust Corpus.

     (a) Subject to the provisions of Section 3.02 hereof, the Trustee shall from time to time at the direction of the Company or its delegate make payments out of the Trust Corpus to the Company or Executives. The Trustee shall be under no liability for any payment made pursuant to the direction of the Company. The Trustee shall not guarantee the sufficiency of any payment and has no duty to determine whether any such payment is properly made pursuant to the provisions of the Plan. Any direction of the Company shall constitute a certification that that distribution or payment so directed is one which the Company is authorized to direct for the purpose of providing benefits under the Plan to Executives. The Trustee shall hold the Trust Corpus in its possession under the provisions of this Trust Agreement until authorized to distribute the Trust Corpus or any specified portion thereof.

     (b) As directed by the Company or its delegate, but otherwise in its discretion, the Trustee shall be permitted to withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under federal, state and local wage withholding requirements or otherwise, and shall pay over to the appropriate governmental authority the amounts so withheld.

     (c) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable, or with respect to which the time for appeal has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executives or any particular Executive, is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executive or Executives of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to each Executive the portion of the Trust Corpus includable in such Executive's federal gross income.

     SECTION 3.02 Deliveries to Creditors of the Company. The parties hereto intend that the Trust Corpus be and shall remain at all times subject to the claims of the general creditors of the Company in the event of the Company's insolvency or bankruptcy as defined in Section 3.03. Accordingly, the Company shall not create, and this Trust Agreement shall not be construed to create, a security interest in the Trust Corpus in favor of the Executives or any creditor. If the Trustee receives the notice provided for in Section 3.03 hereof or otherwise determines the Company is bankrupt or insolvent, as described in Section 3.03 hereof, the Trustee shall discontinue payments to all of the Executives. Unless the Trustee has received the notice provided for in
Section 3.03 hereof, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent. Following receipt of such notice, the Trustee shall deliver the Trust Corpus only to satisfy such claims, including those of the Executives, as a court of competent jurisdiction may direct. The Trustee shall, as soon as practicable after receipt of such notice, attempt to determine whether the Company is bankrupt or insolvent, based upon such evidence as may be available to the Trustee which would provide a reasonable basis for making such a determination. The Trustee shall resume distributions of Trust Corpus to the Executives under the terms hereof, including any arrearages, after so notifying the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent.

     SECTION 3.03 Notification of Bankruptcy or Insolvency. The Company, through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of either of the following:

     (i)  The Company is unable to pay its debts as such debts become due; or

     (ii) The Company is subject to a bona fide pending proceeding as a debtor under the Bankruptcy Code.

                                   ARTICLE IV
                                    TRUSTEE

     SECTION 4.01  Trustee.

     (a) The duties and obligations of the Trustee acting as Trustee hereunder shall be strictly limited to those expressly imposed upon the Trustee by this Trust Agreement and by applicable law. The Trustee shall not be under any duty hereunder to review the Plan, and shall have no duty under the Plan. The Trustee shall have no responsibility for providing for the proper administration of the Plan, or for ensuring that the provisions of the Plan are consistent with the provision of this Trust Agreement. The Trustee shall have no responsibility to monitor compliance by the Company or any other person with respect to the Plan or with any law applicable thereto. The Trustee is not the administrator of the Plan. The Trustee shall assume that the written directions of the Company are consistent with the terms of the Plan. The Trustee may request direction from the Company with respect to carrying out its duties hereunder and may await such direction without incurring liability for doing so. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee. The exercise by the Trustee of any express or implied discretion pursuant to this Trust Agreement shall be conclusive and binding upon all persons whomsoever, but the Trustee shall have the right to reconsider and redetermine such actions. The Trustee shall not be responsible for the adequacy of the Trust Corpus to meet and discharge any and all distributions and liabilities under the Plan. The Trustee does not guarantee the Trust Corpus from loss or depreciation, and the liability of the Trustee to make any payment hereunder at any and all times will be limited to the then available assets of the Trust Corpus. The Company shall indemnify and hold the Trustee harmless from any liability incurred by or claim asserted against the Trustee by reason of any action of the Trustee taken at the direction of the Company.

     (b) The interests of the Executives hereunder are not subject to assignment, alienation, attachment or garnishment except in accordance with the terms of the Plan.

     (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including without limitation, as provided in Article II hereof, and shall render to the Company and to each Executive, on or prior to each March 15 following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination). The Trustee will at all times maintain a separate bookkeeping account for each Executive to which it will credit each amount delivered by the Company to the Trustee with respect to such Executive. Upon the written request of an Executive or the Company, the Trustee shall deliver to such Executive or the Company, as the case may be, a written report setting forth the amount held in the Trust for each Executive and a record of the contributions made with respect thereto by the Company, provided that the Trustee need not provide more than two statements per year to each individual Executive. Unless the Company or any Executive shall have filed with the Trustee written exceptions or objections to any such statement and account within 180 days after receipt thereof, the Company or the Executive, as the case may be, shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and items reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Executive were parties. Notwithstanding the foregoing, the Trustee shall have no duty to determine the adequacy of any disclosure to an Executive required under the terms of the Plan, nor shall the Trustee be liable for ensuring the accuracy of information provided to an Executive by a party other than the Trustee or provided to the Trustee with a direction to distribute to an Executive.

     (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. Subject to the express provisions of Section 3.02, the Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

     (e) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of such counsel.

     (f) The Company shall reimburse the Trustee for all reasonable expenses incurred in connection with the performance of duties hereunder, including, but not limited to, any fees or expenses incurred by the Trustee, or any Executives pursuant to the provisions of this Trust, and the Trustee shall be paid reasonable fees for the performance of its duties in the manner provided by paragraph (g) of this Section 4.01. Notwithstanding the foregoing, the Company shall not be required to reimburse any expenses incurred by the Trustee, any Executives or any other party in connection with any interpleader action instituted by the Trustee hereunder.

     (g) The Company agrees to indemnify and hold harmless the Trustee and any officer, director or employee of the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance or omission by the Trustee of its duties hereunder. Any amount payable under paragraph (f) of this Section 4.01 or this paragraph (g) and not previously paid by the Company shall be paid by the Company promptly upon demand therefor or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust Corpus pursuant to paragraph (f) of this Section 4.01 or this paragraph (g). The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this
Section 4.01 or this paragraph (g).

                                       7.

     SECTION 4.02 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company specifying a date (not less than thirty days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Company is unable to designate a successor within thirty days after such notice, the successor Trustee shall be selected by the vote of not less than 65% of the then Executives. If the Executives cannot so agree on a successor trustee, the Trustee shall be entitled to petition a United States District Court or any court of competent jurisdiction in the state in which the Trustee maintains its principal place of business to relieve the Trustee of its duties hereunder, with expenses of any such action to be paid by the Company or from the Trust Corpus. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company may at any time substitute a new trustee by giving 30 days' notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Company a written statement or statements of accounts and proceedings as provided in Section 3.01(c) hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in Section 3.01(c) hereof, the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

     SECTION 4.03 General Administration and Investment Powers of the Trustee. Subject to the restrictions of applicable law and to its duty to apply the proceeds and avails of all assets of the Trust Corpus as directed by the Company, the Trustee may perform every act in the management of the Trust Corpus that individuals may perform in the management of like property owned by them free of any trust, and may exercise every power with respect to each item of property in the Trust Corpus, real and personal, which individual owners of like property can exercise, including by way of illustration, but not by way of limitation, the following powers:

     (a) To invest and reinvest in bonds, notes, debentures, stocks (common and preferred), interest in investment companies (whether "open-end mutual funds" or "closed-end mutual funds"), life insurance policies, life insurance company group or individual annuity contracts, life insurance company guaranteed investment contracts and deposit administration contracts, equipment trust certificates, personal, corporate and governmental obligations, mortgages, leaseholds, fee interests, trust and participation certificates, interests in any amount in common trust funds established by a bank or trust company (and for such time as such assets are invested in such common trust funds, such assets shall be subject to the declarations of trust establishing such common trust funds, and for that purpose, said declarations of trust are hereby made a part of this Trust Agreement), pooled investment funds and such other property, real, personal, or mixed, irrespective of whether such securities or such property shall be of the character authorized by any state law for trust investment; notwithstanding the above, the Trustee shall not invest in securities of the Company;

     (b) To invest, deal in, trade, buy and sell securities options and securities option contracts, whether "put" or "call" options, in accordance with applicable law;

     (c) To invest in interest-bearing deposits with a federally-insured institution at a reasonable rate of interest, including but not limited to investment in time deposits, savings deposits, certificates of deposit or time accounts;

     (d) To pledge or mortgage, assign, lease, contract to lease, grant, exercise or purchase options to purchase or sell, sell for cash or on credit at a private or public sale, convert, redeem, exchange for other securities or other property in which the Trust Corpus may be invested under this Trust Agreement, or otherwise dispose of any securities or other property at any time held by it; no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of such sale or other disposition;

     (e) To retain in cash so much of the Trust Corpus as the Company deems advisable;

     (f) To settle, compromise, contest or submit to arbitration any claims, debts or damages due or owing to or from the Trust Corpus, to commence or defend suits or legal proceedings, and to represent this trust in all suits or legal proceedings;

     (g) To exercise any option right, conversion privilege or subscription right available in connection with any securities or property at any time held by it; to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held by it and to do any acts with reference thereto, including the exercise of options, making of agreements or subscriptions, and the payment of expenses, deemed to be necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire;

     (h) To vote any corporate stock belonging to the Trust Corpus and to give proxies or general or limited powers of attorney for the purpose of such voting to other persons, with or without power of substitution;

     (i) To borrow money from itself or others, assume indebtedness, extend mortgages and encumber by mortgage or pledge upon such terms and conditions as may be deemed advisable;

     (j) To lease property on any terms or conditions for any term of years although extending beyond the period of the trust hereunder; to manage, insure, administer, operate, repair, improve and mortgage or lease, regardless of any restrictions on leases; to renew or extend or to participate in the renewal or extension of any mortgage or lease, and to agree to the reduction in the rate of interest on any mortgage or other modification or change in terms of any mortgage, guarantee thereof or lease in any manner and upon such terms as may be deemed advisable; to alter and partition real estate, erect or raze improvements, grant easements, subdivide, dedicate to public use; provided, however, that the authority granted to the Trustee pursuant to this Section does not give the Trustee the authority to operate a business.

     (k) To collect the income, rents, issues, profits and increases of the Trust Corpus through such means as are deemed advisable;

     (l) To employ and consult with agents, attorneys and advisors and to pay their reasonable compensation and expenses from Trust assets to the extent not paid by the Company; the Trustee shall incur no liability for the acts or defaults of such agents, attorneys and advisors selected by it with due care, and the Trustee shall be fully protected in acting upon the advice of counsel on questions of law arising in connection with the administration of the Trust Corpus;

     (m) To cause any of the investments of the Trust Corpus to be registered in its name or in the name of its nominee; any corporation or its transfer agent may presume conclusively that such nominee is the actual owner of any investments submitted for transfer; to make, execute and deliver as Trustee any and all instruments, deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers; to form corporations and to create trusts to hold title to any securities or other property, upon such terms and conditions as are deemed advisable;

     (n) To retain any funds or property subject to dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction; and

     (o) To pay personal and real property taxes, income taxes, transfer taxes and other taxes levied or assessed against the Trust Corpus under the law of any jurisdiction, but the Trustee shall have the right to contest, protest and settle the liability of the Trust

Corpus for any such taxes.

No enumeration of specific powers herein shall be construed as a limitation on the foregoing general powers of the Trustee, nor shall any of the powers herein conferred upon the Trustee be exhausted by the use thereof but each shall be continuing.

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

     SECTION 5.01. Termination. Except as provided herein, this Trust shall be revocable. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus shall be paid to the Company.

     SECTION 5.02 Amendment.

     (a) This Trust may be amended by the Company at any time, provided, however, that no such amendment may be made that would contravene the terms of the Plan and provided further that the Trustee must consent to any amendment that would increase its duties or limit its right of indemnification or reimbursement hereunder.

     (b) This Trust may not be amended except by an instrument in writing signed on behalf of the Trustee and the Company. No such amendment relating to this Trust may be made that would decrease the amounts payable hereunder to a particular Executive unless such Executive has agreed in writing to such amendment. No amendment relating to this Trust may be made that would contravene the terms of the Plan.

                                   ARTICLE VI
                               GENERAL PROVISIONS

SECTION 6.01 Further Assurances. The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust including, without limitation, providing the Trustee with (i) copies of the Plan, (ii) notice of the termination of the Plan, (iii) annual reports filed by the Plan, and (iv) any request to the Internal Revenue Service for a private letter ruling in connection with the Trust and any ruling so obtained.

     SECTION 6.02 Certain Provisions Relating to This Trust.

     (a) This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto, with the exception of any separate fee agreement between the Company and the Trustee. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

     (b) This Trust shall be governed by and construed in accordance with the laws of the State of Arizona, other than and without reference to any provisions of such law regarding choice of laws or conflict of law.

     (c) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

     (d) No term or condition under this Trust Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Trust Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waive shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     SECTION 6.03 Notices. Any notice or direction to the Trustee from the Company shall be in writing signed by or on behalf of the Company and delivered to the Trustee. The Trustee shall be responsible only for such notices or directions as are actually received by the Trustee. The Trustee shall incur no liability in acting upon any such notice or direction reasonably believed by the Trustee to be genuine and to have been signed by the proper person or persons. The Company shall furnish the Trustee with the names of those persons authorized by the Board of Directors to act for the Company in connection with the Plan. The Trustee shall be entitled to rely upon the most recent such notification in the Trustee's possession. Any notice, accounting or other communication to be given to the Company may be given by mailing or delivering such notice, accounting or other communication to the appropriate party at the last address provided to the Trustee. Any notice, report or payment to be provided to an Executive may be dispatched by personal delivery or mail to the Executive or at the last address supplied to the Trustee by the Company or Executive. As of the date of this Trust Agreement, notices shall be addressed as follows:

     If to the Company:       Lincoln Technical Institute of Arizona, Inc.
                              d.b.a. Universal Technical Institute
                              3002 North 27th Avenue
                              Phoenix, AZ 85017

     If to the Trustee:       Robert Hartman, Kim Riordan & Sharon Morrison
                              c/o Universal Technical Institute
                              3002 North 27th Avenue
                              Phoenix, AZ 85017

If to an Executive, to the address of such Executive as listed on the Executive List.

     A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

     SECTION 6.04 Trust Beneficiaries - Each Executive is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

     IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.

                                       LINCOLN TECHNICAL INSTITUTE OF ARIZONA,
                                       INC. d.b.a. UNIVERSAL TECHNICAL INSTITUTE


                                       By:  /s/ Robert Hartman
                                          --------------------------------------

                                       Its:   President
                                           -------------------------------------



                                       TRUSTEE:

                                       /s/ Robert Hartman
                                       -----------------------------------------
                                       Robert Hartman, Trustee


                                       /s/ Kim Riordan
                                       -----------------------------------------
                                       Kim Riordan, Trustee


                                       /s/ Sharon Morrison
                                       -----------------------------------------
                                       Sharon Morrison, Trustee

                                   SCHEDULE 1

                             EXECUTIVE BENEFIT PLAN

                                 EXECUTIVE LIST


                                                      Date      Social Security
Executive                Mailing Address            of Birth         Number
---------                ---------------            --------    ---------------

Phillip C. Christner     4423 E. Friess Dr.         10/10/44      Intentionally omitted
                         Phoenix, AZ 85032

Randall Don Whitman      3506 Highland Lakes Dr.    08/03/49      Intentionally omitted
                         Kingwood, TX 77339

Sherrell Edward Smith    9246 S. Juniper            06/03/63      Intentionally omitted
                         Tempe, AZ 85284

Kimberly Jean Riordan    4214 W. Whispering Wind    04/18/64      Intentionally omitted
                         Glendale, AZ 85310

Randall Ragan Smith      22976 N. Dobson Road       11/22/50      Intentionally omitted
                         Scottsdale, AZ 85255

Sharon M. Morrison       7 W. Conrad Drive          04/07/60      Intentionally omitted
                         Phoenix, AZ 85023

Jeanine I. Linsenmeyer   5335 E. Charleston Ave.    08/01/47      Intentionally omitted
                         Scottsdale, AZ 85254

Roger Lawrence Speer     250 N. Cambridge Dr.       06/07/58      Intentionally omitted
                         Geneva, IL 60134

Jeffrey L. Muecke        6310 E. Doubletree         06/16/54      Intentionally omitted
                         Paradise Valley, AZ 85253

Joseph Robert Cutler     980 N. Oxford              05/15/59      Intentionally omitted
                         Chandler, AZ 85225

Thomas John Nelmark      521 Viking Drive         09/13/56      Intentionally omitted
                         Batavia, IL 60510

James M. Gleeson         645 Rosewood Drive       04/04/41      Intentionally omitted
                         West Chicago, IL 60185

Robert Hartman           179 E. Palomino          05/23/48      Intentionally omitted
                         Tempe, AZ 85284

                    ERISA NOTIFICATION MEMORANDUM STATEMENT


DATE:     March 1, 1997

TO:       Office of Pension and Welfare Programs
          Labor Management - Service Administration
          U.S. Department of Labor
          Washington, D.C. 20216

FROM:     Lincoln Technical Institute of Arizona, Inc.
          d.b.a. Universal Technical Institute
          3002 North 27th Avenue
          Phoenix, AZ 85047
          Employer I.D. #86-0226984


This document constitutes the statement required by 29 C.F.R. Section 2520.104-23(a)(1) to be filed with the Secretary of Labor in respect to a sponsored Non-Qualified Executive Benefit Plan maintained by the above Employer.

The Employer currently maintains one (1) non-qualified executive benefit plan. The total number of participants is twelve (12).



/s/ Robert D. Hartman, President
--------------------------------
Robert D. Hartman, President
Universal Technical Institute


RDH:me

                         UNIVERSAL TECHNICAL INSTITUTE
                             EXECUTIVE BENEFIT PLAN

                              SUMMARY DESCRIPTION/
                             QUESTIONS AND ANSWERS


This Summary Description/Questions And Answers is a brief description of your Plan and your rights, obligations, and benefits under that Plan. It is qualified in its entirety by the more detailed information set forth in the UNIVERSAL TECHNICAL INSTITUTE EXECUTIVE BENEFIT PLAN and the TRUST AGREEMENT OF THE UNIVERSAL TECHNICAL INSTITUTE EXECUTIVE BENEFIT PLAN documents themselves. A copy of your Plan is on file at the Company's office and you are encouraged to read the Plan and Trust documents in their entirety and to ask any questions you may have. If any discrepancy arises between these questions and answers and the Plan and Trust documents, you should rely on the Plan and Trust documents. (Unless otherwise indicated in these questions and answers, capitalized terms have the meanings set forth in the Plan.)


TABLE OF CONTENTS:

                                                                      PAGE
PLAN OBJECTIVE                                                          16
ELIGIBILITY                                                             16
EMPLOYEE DEFERRALS                                                      16
COMPANY CONTRIBUTIONS                                                   17
SOCIAL SECURITY TAXES                                                   19
CREDITING RATE                                                          19
BENEFIT PAYMENTS                                                        20
SECURITY                                                                23
PLAN ADMINISTRATION                                                     24

PLAN OBJECTIVES

     Q    What is the purpose of the Plan?

     A The Plan is designed to allow Participants to save for retirement by deferring all or a portion of their current bonus income on a pre-tax basis and receiving a tax-deferred return on these deferrals.

ELIGIBILITY

     Q    Who is eligible for the Plan?

     A Participation in the Plan is limited to a select group of management and/or highly compensated Employees. The Company President will select the Employees who may participate.

EMPLOYEE DEFERRALS

     Q    What is the income tax effect of electing to defer bonus income?

     A Amounts you defer under the Plan will not be taxed for federal or state income tax purposes in the year they would have otherwise been paid to you. In additions, earnings allocated to your account in accordance with the Plan will not be taxed for federal or state income tax purposes in the year they are credited to your Account. Rather, these amounts will be taxed when they are paid to you. (See however, the following discussion regarding Social Security taxes).

     Q    How much can I defer under the Plan?

     A    You can elect to defer up to 100% of your annual bonus per Plan year.

          The percentage or dollar amount of bonus you elect to defer will be deducted from your paycheck when the amount would otherwise have been paid. Once elected, this deferral schedule cannot be changed until the following Plan Year.

Q    When do I make my Plan Deferral Election?

A To participate in the Plan during the Plan Year beginning March 1, 1997 and ending February 28, 1998, you must enroll in the Plan and make your election by February 28, 1997. Enrollment forms received after the deadline cannot be accepted. For subsequent Plan Years, you must elect, by December 31st of the prior Plan Year, how much of your annual bonus you want to defer. Your Deferral Election is irrevocable for the current Plan Year and cannot be changed until a new Deferral Election is filed for the following Plan Year.

     If the Company notifies you of your eligibility to participate in the Plan after the Plan Year has begun, you must make your deferral election within 30 days of the date you were notified of your eligibility to participate.

Q    Can I change the amount I am deferring or stop my deferrals during a Plan
     Year?

A No. IRS rules and regulations require that an irrevocable election be made prior to each Plan Year. Therefore, changing or stopping an elected Deferral Amount while remaining a Participant is not permitted.


COMPANY CONTRIBUTIONS


Q    Are there any Company Matching Contributions?

A The Company may make discretionary matching contributions each year. The amount of company matching contributions may be different for deferrals into the Phantom Stock Account and for deferrals into the Fixed Account.

Q What is the Phantom Stock Account?

A The Phantom Stock Account is a bookkeeping entry made in your name, which records an account value tied directly to the value of the Company common stock. For example, assume that the Company common stock was valued at $50.00 per share by the most recently completed Stock Valuation Report prior to your deferral election. If you make a deferral of $100 and request that it be invested by the Company in the Phantom Stock Account, your deferral will be recorded as the equivalent of 2 phantom stock units (2 x $50/share = $100). If you make no further deferrals and are later eligible to receive a distribution of the amount of your accounts, you will receive a distribution in accordance with the Plan which is based on the value of the Company's common stock as determined by the Stock Valuation Report prior to your date of distribution. If the Stock Valuation Report prior to your date of distribution set the common stock value at $250.00 per share, your account would now be worth $500.00 (2 units x $250.00 per share). The value of Company Matching Contributions will further enhance the number of shares recorded to your account.

Q What is the Company Matching Contribution into the Phantom Stock Account?

A For the 1997-1998 Plan Year, the Company is making a special match on deferrals to the Phantom Stock Account of $.50 for each $1.00 deferred.

  After the first plan year Participant's deferrals into the Phantom Stock Account will be matched by the Company $.30 for each $1.00 deferred. The Company reserves the right to announce the match for the Phantom Stock Account at the beginning of each Plan Year.

Q What is the Fixed Account?

A The Fixed Account is a bookkeeping entry made in your name which records the amount of your deferrals and credits a fixed rate of interest earnings. The fixed rate of interest is set annually by the Company.

Q What is the Company Matching Contribution for the Fixed Account?

A For the 1997-1998 Plan Year, the Company is making a matching contribution on deferrals into the Fixed Account of $.15 for each $1.00 deferred. The Company reserves the right to announce the match for the Fixed Account at the beginning of each Plan Year.

SOCIAL SECURITY TAXES

     Q If my deferrals are considered pre-tax deferrals, why is FICA currently withheld?

     A Your Deferral Amounts are considered earnings at the time that they are earned, regardless of when paid, for the purpose of calculating Social Security taxes. Thus, FICA must be withheld at the time your deferrals are earned and credited to your Account. However, no FICA will be withheld on payout of benefits (i.e., earnings on the account are not subject to FICA).


CREDITING RATE

     Q How will the returns on amounts deferred into the Phantom Stock Account be calculated?

     A Your Account will be credited with actual gains and losses of the value of the Company common stock. The value of the Company's common stock will be established as of February 28th of each Plan Year. A fixed rate of interest in lieu of stock value gain or loss will be credited to your Account commencing with the beginning of the Plan Year in which you terminate your employment.


     Q How will the returns on amounts deferred into the Fixed Account be calculated?

     A Your account will be credited with a fixed rate of interest, set annually by the Company. The fixed rate of interest for the Plan Year 1997-1998 is six percent (6%). The fixed rate of interest may vary substantially from year to year.

BENEFIT PAYMENTS

     Q Under what circumstances can I receive a distribution of all or part of my Account?

     A There are several ways you can elect to receive a distribution of all or a portion of your Account Balance:

          1. In-Service Withdrawals provide you with access to a portion of your Account as soon as 2 years from the date of your initial entry into the Plan. The annual amount of In-Service Withdrawals is limited to a maximum of ten percent (10%) of your Account balance at the time of withdrawal.

          2. After you have attained the Plan's Retirement Age, you may receive your Account in the form of a retirement benefit to be paid to you in annual payments over a period of ten (10) years.

          3. If you die prior to attaining Retirement Age while still employed with the Company, the Beneficiary you name will receive an amount equal to your Account balance as a Pre-Retirement Death Benefit payable in a lump sum as soon as administratively feasible following your death. If you die after terminating service due to attainment of Retirement Age, your Beneficiary will continue to receive the retirement benefit payments that would have been paid to you.

          4. If you become Totally and Permanently Disabled and remain so for a period of 6 months, you may receive your Account as a disability benefit payable in annual payments over a period of ten (10) years.

          5. If you leave the Company for reasons other than Retirement, Total and Permanent Disability, or death, you will receive a termination benefit equal to your Account balance, payable in annual payments over a period of ten (10) years which will commence as soon as administratively feasible following the two year anniversary of your date of termination.

     At the discretion of the Company, benefits may be paid out in a lump sum or over a shorter period of time than 10 years.

Q  What is normal Retirement Age for purposes of the Plan?

A The retirement benefit for Plan Participants, which equals your Account balance, is available for Employees starting at Retirement Age 65.



Q  Can you tell me more about the In-Service Withdrawals?

A In-Service Withdrawals are available to help you meet shorter term financial needs, such as helping to fund a child's college education, financing a future home purchase or for whatever foreseeable use you may have.

   This option allows you to receive a distribution of a portion of your Account, up to a maximum of 10% of your Account Balance, in any year as long as it is at least 2 years from the date of your initial participation in the Plan. For example, an In-Service Withdrawal elected on the 1997-1998 Plan Year election form can be paid no earlier than March 1, 1999. An election for an In-Service Withdrawal must be made on the election form you complete when you are initially enrolled in the Plan. This election is not available in subsequent years.

   If for some reason you do not need the In-Service Withdrawal on the date initially elected, you may postpone the date provided you elect to do so at least 18 months prior to the date it would otherwise be paid.

   For example, your child may be planning to start college in five years. To help pay the tuition costs, you elect in March of 1997 to receive a portion of your Account in August of 2002, a portion in August of 2003 and so on. If your child receives a scholarship and you no longer need the distribution, you can postpone the payments provided you make such election in December of 2000 or before. The payments may be postponed to another future stated date or to retirement.



Q If I receive a distribution from the Plan, can I roll the money over into another plan to avoid taxes?

A No. The Plan is a nonqualified plan and distributions may not be rolled over into a tax-qualified retirement plan or IRA.

Q Can I take a loan from my Account?

A No, loans from your Account are not available.



Q Who can I name as Beneficiary?

A You can name any individual or entity you wish subject to, under certain circumstances, your spouse's consent.



Q Is the Pre-Retirement Death Benefit payable under the Plan taxable income to my Beneficiary?

A The Pre-Retirement Death Benefit payable to your Beneficiary is taxable as income and, under certain circumstances, may be subject to estate taxes.



Q How are my Deferral Amounts taxed when they are distributed to me?

A You Deferral Amounts, Company Matching Contributions and earnings accrued on such amounts, are taxed as current income when they are distributed to you.



Q Will my receipt of benefits from the Plan affect my Social Security benefits after I retire?

A Yes and No. Distributions made from the Plan will not affect your Social
  Security benefits themselves. For purposes of Social Security, these distributions are considered "earned" when they are credited to your account; therefore, they do not constitute earned income under the earnings test when they are distributed to you. However, because the distributions will be considered gross income for federal income tax purposes, they may have the effect of subjecting your social security benefits to federal income taxation. These issues need to be discussed with your tax advisor.

     Q Will the Company guarantee the payment of my Account under all circumstances?

     A The Company's obligation under the plan is that of an unsecured promise to pay money in the future. Amounts payable to you or your Beneficiaries will be paid from the general assets of the Company exclusively. However, the Company has established a specialized Trust to increase the security of your Plan benefits.

     Q Can I assign or dispose of my interest in the Plan?

     A No. You cannot in any way sell, assign, hypothecate, alienate, encumber or in any way transfer or convey in advance of receipt, any of your rights under the Plan.


SECURITY

     Q What happens to my Account if the Company is taken over or sold?

     A A specialized Trust has been adopted so that assets are available to pay
       Plan benefits to you in the event the Company is unable to pay your Plan benefits for any reason other than insolvency or bankruptcy.

     Q What happens to my Account if the Company becomes insolvent or bankrupt?

     A In the unlikely event that the Company becomes insolvent, you will be an unsecured general creditor of the Company. Your claim against the assets of the Company will be considered in sequence with the claims of other general creditors of the Company.

PLAN ADMINISTRATION

     Q How frequently will I receive a statement of my Account?

     A Once a year you will receive a statement of your Account. The statement will be sent to you approximately 60 days after completion of the annual Stock Valuation Report, or sooner if administratively feasible. It is necessary to obtain the valuation of the Company's common stock in order to determine the proper crediting of earnings on the Phantom Stock Accounts. The annual statement will be sent to you by the Company.


     Q Who will oversee the operation of the Plan?

     A The Executive Committee appointed by the Company's President interprets and administers the Plan. The Committee has the authority and responsibility to interpret and enforce the Plan and all applicable regulations.


     Q Where can I get more information about the Plan and its administrators?

     A The Plan and Trust documents are available from the Company and you are encouraged to read them. If you still have questions after reading the information in this packet, you may contact a member of the Executive Committee.









THESE QUESTIONS AND ANSWERS PROVIDE A SUMMARY DESCRIPTION OF THE PLAN. FOR A COMPLETE DESCRIPTION OF PLAN PROVISIONS AND BENEFITS, PLEASE REFER TO THE PLAN AND THE TRUST. IF ANY CONFLICTS ARISE BETWEEN THIS SUMMARY DESCRIPTION AND THE PLAN OR TRUST DOCUMENT ITSELF, THE DOCUMENTS WILL PREVAIL.